UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2019

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Introductory Note
On February 1, 2019, Coleburn Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Chesapeake Energy Corporation (“Chesapeake”), completed its previously announced merger with WildHorse Resource Development Corporation, a Delaware corporation (“WildHorse”), pursuant to the Agreement and Plan of Merger, dated as of October 29, 2018, as amended (the “Merger Agreement”), among Chesapeake, Merger Sub and WildHorse. Pursuant to the Merger Agreement, Merger Sub merged with and into WildHorse (the “First Merger”), with WildHorse continuing as the surviving corporation. Immediately following the effective time of the First Merger, WildHorse merged with and into Brazos Valley Longhorn, L.L.C., a wholly owned limited liability company subsidiary of Chesapeake (“BVL”) (the “Second Merger” and, together with the First Merger, the “Merger”), with BVL continuing as a wholly owned subsidiary of Chesapeake (the “Surviving Company”). The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2019, Chesapeake entered into a first amendment (the “CHK Facility Amendment”) to its Amended and Restated Credit Agreement, dated September 12, 2018 (as amended from time to time, the “CHK Credit Agreement”), by and among: (i) Chesapeake, as borrower; (ii) MUFG Union Bank N.A., as the administrative agent, a swingline lender and a letter of credit issuer; and (iii) certain other lenders named therein. Among other things, the CHK Facility Amendment (i) designated the Surviving Company and its subsidiaries as unrestricted subsidiaries under the CHK Credit Agreement and (ii) expressly permitted Chesapeake’s initial investment in WildHorse under the limitations on investments covenant.

The above description of the material terms and conditions of the CHK Facility Amendment is a summary only, does not purport to be complete, and is qualified by reference to the full text of the CHK Facility Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

On February 1, 2019, the Surviving Company, as successor by merger to WildHorse, entered into a sixth amendment (the “WRD Facility Amendment”) to its Credit Agreement, dated as of December 19, 2016 (as amended from time to time, the “WRD Credit Agreement”), by and among (i) WildHorse, as borrower; (ii) Wells Fargo Bank, National Association, as administrative agent; and (iii) certain other lenders named therein, governing the WRD Credit Facility (as defined below). Among other things, the WRD Facility Amendment (i) amended the merger covenant and the definition of change of control to permit the Merger and (ii) permits borrowings under the WRD Credit Agreement to be used to redeem or repurchase the WildHorse Senior Notes (as defined below) so long as certain conditions are met.

The above description of the material terms and conditions of the WRD Facility Amendment is a summary only, does not purport to be complete, and is qualified by reference to the full text of the WRD Facility Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On February 1, 2019, the Surviving Company, as successor by merger to WildHorse, and Brazos Valley Longhorn Finance Corp., a Delaware corporation (“BVL Finance Corp.”) and wholly owned subsidiary of the Surviving Company, entered into a fourth supplemental indenture (the “WRD Supplemental Indenture”) to its Indenture, dated as of February 1, 2017 (as supplemented from time to time, the “WRD Indenture”), by and among (i) WildHorse, as issuer, (ii) the guarantors party thereto and (iii) U.S. Bank National Association, as trustee, governing the $700 million aggregate principal amount of 6.875% Senior Notes due 2025 issued by WildHorse (the “WildHorse Senior Notes”). Pursuant to the WRD Supplemental Indenture, (i) the Surviving Company assumed the rights and obligations of WildHorse as issuer under the Indenture and (ii) BVL Finance Corp. was named as a co-issuer of the WildHorse Senior Notes under the Indenture.

The above description of the material terms and conditions of the WRD Supplemental Indenture is a summary only, does not purport to be complete, and is qualified by reference to the full text of the WRD Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The information provided under Item 2.03 in this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.
As discussed in the Introductory Note above, on February 1, 2019, Chesapeake completed its previously announced Merger with WildHorse. At the effective time of the Merger, each eligible share of WildHorse common stock, par value $0.01 per share (“WildHorse Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive, at the election of the holder thereof, either: (a) (1) that number of fully paid and nonassessable shares of Chesapeake’s common stock, par value $0.01 per share (“Chesapeake Common Stock”), equal to 5.336 and (2) $3.00 in cash; or (b) that number of fully paid and nonassessable shares of Chesapeake Common Stock equal to 5.989 (in each case, the “Merger Consideration”) and, in each case, cash in lieu of any fractional shares that otherwise would have been issued.
The issuance of Chesapeake Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Chesapeake’s registration statement on Form S-4 (File No. 333-228679), declared effective by the Securities and Exchange Commission (the “SEC”) on December 21, 2018. The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Merger.
The foregoing description of the Merger and the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Annex A to the Joint Proxy Statement/Prospectus, and is incorporated by reference in this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As a result of the completion of the Merger, as of the effective time of the Second Merger, the Surviving Company assumed the WildHorse Senior Notes and BVL Finance Corp. became a co-issuer of the WildHorse Senior Notes.

The WildHorse Senior Notes are the senior unsecured obligations of the Surviving Company, BVL Finance Corp. and the other subsidiaries of the Surviving Company that are guarantors of the WildHorse Senior Notes (collectively, with the Surviving Company and BVL Finance Corp., the “WRD Obligors”). The WildHorse Senior Notes will not be obligations of Chesapeake or any of its subsidiaries other than the Surviving Company and the other WRD Obligors. The WildHorse Senior Notes will rank equally in right of payment with all other senior unsecured indebtedness of the Surviving Company and the other WRD Obligors, and will be effectively subordinated to the Surviving Company’s and the other WRD Obligors’ senior secured indebtedness, including their obligations under the WRD Credit Agreement, to the extent of the value of the collateral securing such indebtedness.

The WRD Indenture contains customary reporting covenants (including furnishing quarterly and annual reports to the holders of the WildHorse Senior Notes) and restrictive covenants that, among other things, restrict the ability of the Surviving Company and its subsidiaries to: (i) pay dividends on, purchase or redeem the Surviving Company’s equity interests or purchase or redeem subordinated debt; (ii) make certain investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create or incur certain secured debt; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Surviving Company’s assets; (vii) enter into agreements that restrict distributions or other payments from the Surviving Company’s restricted subsidiaries to the Surviving Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important qualifications and limitations. In addition, most of the covenants will be terminated before the WildHorse Senior Notes mature if at any time no default or event of default exists under the WRD Indenture and the WildHorse Senior Notes receive an investment grade rating from both of two specified ratings agencies. The WRD Indenture also contains customary events of default.

The above description of the material terms and conditions of the WRD Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the WRD Indenture, a copy of which was attached as Exhibit 4.1 to WildHorse’s Current Report on Form 8-K filed with the SEC on February 1, 2017 and is incorporated herein by reference.

If the WildHorse Senior Notes are downgraded within 90 days after the consummation of the Mergers (which constitutes a “Change of Control” under the WRD Indenture), the WRD Indenture requires the Surviving Company (or a third party, in certain circumstances) to make an offer to repurchase the WildHorse Senior Notes at 101% of their principal amount, plus accrued and unpaid interest, within 30 days of such downgrade. If any holder of WildHorse Senior Notes accepts such offer, the Surviving Company may (subject to the terms and conditions thereof) fund the purchase price with loans under the WRD Credit Agreement or Chesapeake may elect to draw under the CHK Credit Agreement, use cash on hand, issue debt securities or use other sources of liquidity to fund such repurchase. If the Surviving Company and Chesapeake are not required to make such offer or not all holders of WildHorse Senior Notes accept such an offer, Chesapeake may seek to amend, engage in liability management transactions with respect to, or redeem or refinance, the WildHorse Senior Notes prior to, in connection with or at any time after the merger.

Also, as of the effective time of the Second Merger, the Surviving Company became the borrower under the WRD Credit Agreement. The revolving credit facility (“WRD Credit Facility”) under the WRD Credit Agreement has a maximum credit amount of $2.0 billion, with current aggregate elected commitments of $1.3 billion and a current borrowing base of $1.3 billion. The WRD Credit Facility matures on December 19, 2021. The borrowing base under the WRD Credit Agreement is subject to redetermination, on at least a semi-annual basis, primarily on estimated proved reserves. The next scheduled redetermination is April 1, 2019. The WRD Credit Facility is guaranteed by BVL Finance Corp. and the other WRD Obligors and is required to be secured by substantially all of the assets of the Surviving Company and the other WRD Obligors, including mortgages on not less than 85% of the proved reserves of their oil and gas properties.

The obligations under WRD Credit Facility are the senior secured obligations of the Surviving Company and the other WRD Obligors. The obligations under the WRD Credit Facility will not be obligations of Chesapeake or any of its subsidiaries other than the Surviving Company and the other WRD Obligors. The WildHorse Senior Notes will rank equally in right of payment with all other senior secured indebtedness of the Surviving Company and the other WRD Obligors, and will be effectively senior to the Surviving Company’s and the other WRD Obligors’ senior unsecured indebtedness, including their obligations under the WildHorse Senior Notes, to the extent of the value of the collateral securing the WRD Credit Facility.

Revolving loans under the WRD Credit Facility bear interest at the alternate base rate, Eurodollar rate or LIBOR market index rate at the Surviving Company’s election, plus an applicable margin (ranging from 0.50%-1.50% per annum for alternate base rate loans, 1.50%-2.50% per annum for Eurodollar loans and 1.50%-2.50% per annum for LIBOR market index rate loans), depending on the Surviving Company’s total commitment usage. The unused portion of the total commitments are subject to a commitment fee that varies from 0.375% to 0.500%, depending on the Surviving Company’s total commitment usage. The terms of the WRD Credit Facility include covenants limiting, among other things, the ability of the Surviving Company and its Restricted Subsidiaries (as defined in the WRD Credit Agreement) to incur additional indebtedness, make investments or loans, incur liens, consummate mergers or similar fundamental changes, make restricted payments and enter into transactions with affiliates. The WRD Credit Agreement also contains financial covenants that require the Surviving Company to maintain (i)(x) if there are no loans outstanding thereunder, a ratio of net debt to EBITDAX (as defined in the WRD Credit Agreement) of not more than 4.00 to 1.00 as of the last day of each fiscal quarter or (y) if there are such loans outstanding, a ratio of total funded debt to EBITDAX of not more than 4.00 to 1.00 as of the last day of each fiscal quarter and (ii) a ratio of current assets (including availability under the WRD Credit Facility) to current liabilities of not less than 1.00 to 1.00 as of the last day of each fiscal quarter.

The WRD Credit Agreement includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; defaults with respect to indebtedness in an aggregate principal amount of $25.0 million or more; bankruptcy; judgments involving liability of $15.0 million or more that are not paid; change of control; and ERISA events. Many events of default are subject to customary notice and cure periods.

The above description of the material terms and conditions of the WRD Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the WRD Credit Agreement and amendments thereto, copies of which were previously filed with the SEC by WildHorse.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective February 1, 2019, pursuant to the terms of the Merger Agreement and as approved by the Board of Directors of Chesapeake (the “Chesapeake Board”), David W. Hayes, an existing director on the WildHorse board of directors as of immediately prior to the effective time of the Merger, was appointed to fill the open position on the Chesapeake Board and to serve thereon as an independent director. Accordingly, following completion of the Merger, the Chesapeake Board now has ten members, consisting of the nine individuals serving on the Chesapeake Board prior to completion of the Merger and Mr. Hayes. Upon his appointment as non-employee director, Mr. Hayes will receive the standard annual benefits paid to each non-employee director, including: (i) an annual retainer of $100,000, paid quarterly in installments; and (ii) an annual grant of restricted stock units with a value of approximately $250,000, issued pursuant to the Chesapeake’s 2014 Long Term Incentive Plan. The terms of non-employee director compensation were disclosed in Chesapeake’s definitive proxy statement for its 2018 Annual Meeting, filed with the SEC on April 6, 2018.

In connection with his appointment, Chesapeake and Mr. Hayes will enter into Chesapeake’s standard indemnity agreement for officers and directors.

Mr. Hayes is not related to any officer or director of Chesapeake. There are no transactions or relationships between Mr. Hayes and Chesapeake that would be required to be reported under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 31, 2019, at a Special Meeting of Shareholders (the “Special Meeting”) of Chesapeake, Chesapeake shareholders approved an amendment to Chesapeake’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Chesapeake from 2,000,000,000 shares to 3,000,000,000 shares (the “Amendment”). Chesapeake filed the Amendment on January 31, 2019 with the Secretary of State of the State of Oklahoma. The Amendment became effective upon filing. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.
Chesapeake’s shareholders voted on three proposals at the Special Meeting that are described in detail in Chesapeake’s definitive proxy statement (as filed with the SEC on December 26, 2018). The final voting results are disclosed below.

1.	Issuance of Common Stock. Shareholders approved the issuance of shares of Chesapeake’s common stock in connection with the Merger, with the affirmative vote of the holders of a majority of votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
411,244,974	17,306,951	2,491,430	382,448,681

2.
Amendment to Restated Certificate of Incorporation to Increase the Maximum Size of the Board of Directors. Shareholders did not approve the amendment to Chesapeake’s Certificate of Incorporation to increase the maximum size of Chesapeake’s Board, which required the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock, entitled to vote on such proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
408,276,367	19,512,464	3,254,524	382,448,681

3.
Amendment to Restated Certificate of Incorporation to Increase Common Stock Authorized for Issuance. Shareholders approved the amendment to Chesapeake’s Certificate of Incorporation to increase the authorized common stock of Chesapeake, with the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock, entitled to vote on such proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
692,601,774	113,281,365	7,608,897	0

Item 7.01 Regulation FD Disclosure.
On February 1, 2019, Chesapeake issued a press release announcing the completion of the Merger and other matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide Chesapeake’s current expectations, beliefs, or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts, particularly with regard to Chesapeake’s plans following the completion of the Merger, including with respect to WildHorse debt. You should read these statements carefully because they involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Document Description
2.1*
Agreement and Plan of Merger among Chesapeake Energy Corporation, Coleburn Inc. and WildHorse Resource Development Corporation, dated as of October 29, 2018, as amended (incorporated by reference to Exhibit 2.1 to Chesapeake Energy Corporation’s Current Report on Form S-4/A filed on December 19, 2018 (SEC File No. 333-228679).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of December 12, 2018, by and among Chesapeake Energy Corporation, Coleburn Inc. and WildHorse Resource Development Corporation (incorporated by reference to Exhibit 2.2 to Chesapeake Energy Corporation’s Current Report on Form S-4/A filed on December 19, 2018 (SEC File No. 333-228679).

3.1	Chesapeake Energy Corporation Amendment to Restated Certificate of Incorporation, dated January 31, 2019
4.1	Fourth Supplemental Indenture, dated as of February 1, 2019 among Brazos Valley Longhorn, L.L.C., the Guarantors (as defined in the Indenture referred to therein) and U.S. Bank National Association.
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of February 1, 2019 among Chesapeake Energy Corporation, MUFG Union Bank, N.A. and the Lenders party thereto.
10.2
Sixth Amendment to Credit Agreement, dated as of February 1, 2019 among Brazos Valley Longhorn, L.L.C., each of the Guarantors party thereto, each of the Lenders party thereto and Wells Fargo Bank, National Association

99.1	Chesapeake Energy Corporation press release dated February 1, 2019.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date: February 1, 2019